Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 27, 2007, accompanying the consolidated financial statements and schedule included in the Annual Report of INX Inc. (formerly I-Sector Corporation) on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of INX Inc. (formerly I-Sector Corporation) on Forms S-8 (File No. 333-41001, effective November 25, 1997 and File No. 333-60320, effective May 7, 2002).
/s/ GRANT THORNTON LLP
Houston, Texas
February 27, 2007